As filed with the U.S. Securities and Exchange Commission on July 20, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Portage Fintech Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1592069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 3rd Floor

New York, NY 10017

(212) 380-5605
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Felesky

Portage Fintech Acquisition Corporation

280 Park Avenue, 3rd Floor

New York, NY 10017

(212) 380-5605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Debbie P. Yee, P.C. Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	Michael J. Blankenship David A. Sakowitz Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 (713) 651-2600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-257185

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,019
Class A ordinary shares included as part of the units(3)	4,600,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,533,334 Warrants	—	—	—	(4)
Class A ordinary shares underlying redeemable warrants	1,533,334 Shares	$11.50	$17,633,334	$1,924
Total			$63,633,334	$6,943	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered and includes 600,000 units, consisting of 600,000 Class A ordinary shares and 200,000 warrants, which may be issued upon exercise of the 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257185).

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share splits, share capitalizations, reorganizations, recapitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $318,166,670.50 on its Registration Statement on Form S-1, as amended (File No. 333-257185), which was declared effective by the Securities and Exchange Commission on July 20, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Portage Fintech Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 (“Class A Ordinary Shares”), and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257185) (the “Prior Registration Statement”), initially filed by the Registrant on June 21, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 20, 2021. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 21, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 21, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Walkers, Cayman Islands Counsel to the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	Consent of Walkers (included on Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on the 20th day of July 2021.

PORTAGE FINTECH ACQUISITION CORPORATION

By:	/s/ Adam Felesky
Name:	Adam Felesky
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Adam Felesky	Chief Executive Officer and Director	July 20, 2021
Adam Felesky	(Principal Executive Officer)

/s/ Ajay Chowdhery	Chief Financial Officer, Chief Operating Officer and Director	July 20, 2021
Ajay Chowdhery	(Principal Financial and Accounting Officer)

/s/ Paul Desmarais III	Director	July 20, 2021
Paul Desmarais III

/s/ Steven Jay Freiberg	Director	July 20, 2021
Steven Jay Freiberg

/s/ Stuart Charles Harvey, Jr.	Director	July 20, 2021
Stuart Charles Harvey, Jr.

/s/ G. Thompson Hutton	Director	July 20, 2021
G. Thompson Hutton

/s/ Seraina Macia	Director	July 20, 2021
Seraina Macia

/s/ Jason Michael Pate	Director	July 20, 2021
Jason Michael Pate